EXHIBIT 99.1

Press Release

Contact:	Paul R. Streiber	FOR RELEASE
	Investor Relations	August 5, 2004
	(214) 303-2702	6:00 AM CT
paul.streiber@radiologix.com

RADIOLOGIX, INC. ANNOUNCES SECOND QUARTER 2004 RESULTS

Service Fee Revenue Grew 9.1% From Second Quarter 2003; 9.6% from First Half 2003

     DALLAS, Aug. 5 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its second quarter and six months ended June 30, 2004.

Second Quarter 2004 Results

     For the second quarter 2004, Radiologix reported:

•	service fee revenue growth of 9.1% to $67.7 million versus $62.0 million for the second quarter 2003;

•	a net loss of $2.1 million, or $0.10 per diluted share, compared to net income of $276,000, or $0.02 per diluted share, for the second quarter 2003; and

•	income from continuing operations excluding charges and a gain on sale of operations of $1.0 million, or $0.05 per diluted share, compared to $898,000, or $0.04 per diluted share, for the second quarter 2003.

     “Income from continuing operations excluding charges and a gain on sale of operations” is discussed under “Charges and Gains on Sales of Operations” and is reconciled to the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure on page 12.

     Adjusted EBITDA was $12.5 million for the second quarter 2004, compared to $12.6 million for the second quarter 2003. Adjusted EBITDA as a percent of service fee revenue was 18.4% for the second quarter 2004, compared to 20.3% for the second quarter 2003. Adjusted

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

EBITDA is defined and discussed under “EBITDA” below and is reconciled to the most comparable GAAP financial measure on page 11.

     Cash flow from operating activities was $4.6 million for the second quarter 2004, compared to $9.1 million for the second quarter 2003. $4.0 million in cash was transferred to “Restricted cash” during the quarter.

Second Quarter 2004 and 2003 Summary Results
(In thousands, except per share data)

	3 Months Ended
	6/30/2004	6/30/2003
Service fee revenue	$67,682	$62,041
Net income (loss)	$(2,109)	$276
Income (loss) from continuing operations	$(1,379)	$411
Income from continuing operations excluding charges and gain	$1,032	$898
Net income (loss) per share – diluted	$(0.10)	$0.02
Income (loss) from continuing operations per share – diluted	$(0.06)	$0.02
Income from continuing operations excl. charges and gain per share – diluted	$0.05	$0.04
Adjusted EBITDA	$12,450	$12,595
Adjusted EBITDA as a percent of service fee revenue	18.4%	20.3%

Note: Non-GAAP financial measures are reconciled to the most comparable GAAP financial measure on pages 11 and 12.

     “We are pleased with our year-over-year service fee revenue growth for the second quarter and first half of 2004, and we are quite encouraged that our focus on operating efficiencies produced sequentially lower field administrative costs as a percent of service fee revenue,” said Stephen D. Linehan, president and C.E.O. of Radiologix. “We remain optimistic that we can meet or exceed our guidance for 2004 and expect to be able to provide additional visibility for 2004 later in the second half of the year.”

Six Months Ended June 30, 2004 Results

     For the six months ended June 30, 2004, Radiologix reported:

•	service fee revenue growth of 9.6% to $135.3 million from $123.5 million for the first half 2003;

•	a net loss of $4.8 million, or $0.22 per diluted share, compared to a net loss of $4.3 million, or $0.20 per diluted share, for the first half 2003; and

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

•	income from continuing operations excluding charges and a gain on sale of operations of $1.6 million, or $0.07 per diluted share, compared to $1.1 million, or $0.05 per diluted share, for the first half 2003.

     Adjusted EBITDA was $24.5 million for the six months ended June 30, 2004, compared to $24.2 million for the six months ended June 30, 2003. Adjusted EBITDA as a percent of service fee revenue was 18.1% for the six months ended June 30, 2004, compared to 19.6% for the six months ended June 30, 2003.

     Cash flow from operating activities was $17.0 million for the six months ended June 30, 2004, compared to $10.1 million for the six months ended June 30, 2003.

Six Months Ended June 30, 2004 and 2003 Summary Results
(In thousands, except per share data)

	6 Months Ended
	6/30/2004	6/30/2003
Service fee revenue	$135,297	$123,467
Net loss	$(4,816)	$(4,334)
Income (loss) from continuing operations	$(2,730)	$68
Income from continuing operations excluding charges and gain	$1,618	$1,136
Net loss per share – diluted	$(0.22)	$(0.20)
Income (loss) from continuing operations per share – diluted	$(0.13)	$0.00
Income from continuing ops. excluding charges and gain per share — diluted	$0.07	$0.05
Adjusted EBITDA	$24,524	$24,211
Adjusted EBITDA as a percent of service fee revenue	18.1%	19.6%

Note: Non-GAAP financial measures are reconciled to the most comparable GAAP financial measure on pages 11 and 12.

Balance Sheet

     Cash and cash equivalents were $47.1 million (not including $4.0 million in cash transferred to “Restricted cash” in June 2004) at June 30, 2004, compared to $36.8 million at December 31, 2003. Radiologix’s access to cash stood at approximately $81.3 million at June 30, 2004, including $34.3 million available under our credit facility.

     Total debt at June 30, 2004, was $171.0 million compared to total debt of $174.1 million at December 31, 2003. Net debt (total debt less cash and cash equivalents) at June 30, 2004, was $123.9 million compared to net debt of $137.3 million at December 31, 2003.

     Days sales outstanding (DSOs) was 61 days at June 30, 2004 compared to 60 days at March 31, 2004, and 63 days at December 31, 2003.

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Discontinued Operations

     During the second quarter 2004, we concluded that five Questar centers would be designated as discontinued operations and two other Questar centers would be closed. We sold one Questar center during the second quarter for $3.1 million in cash, resulting in a gain on sale of $682,000 ($0.03 per diluted share), which is included in discontinued operations.

Charges and Gains on Sales of Operations

     During the second quarter 2004, after performing an extensive assessment of our Questar imaging centers, we concluded that certain centers were not strategic to our future plans and would be unable to meet and sustain our profitability requirements for the future. The assessment considered: location, contracting leverage, expected capital requirements, the single modality nature of most of these sites, and current operating trends. Plans for disposition were enacted before June 30, 2004, with five Questar centers reclassified to discontinued operations and two other Questar centers scheduled for closure.

     The following table summarizes these charges:

Summary of Charges
(In thousands, except per share data)

	3 Months Ended		6 Months Ended
	6/30/2004	6/30/2003	6/30/2004	6/30/2003
Continuing Operations:
Impairment of goodwill	$8,700	—	$14,200	—
Reclassification of goodwill impairment	—	—	(2,271)	—
Subtotal	$8,700	—	$11,929	—
Impairment of long-lived assets	454	—	454	—
Severance and other related costs	—	$311	—	$1,280
Reserve for self-reported matter	—	500	—	500
Total	$9,154	$811	$12,383	$1,780
Discontinued Operations:
Impairment of goodwill	$1,719	—	$1,759	$6,900
Reclassification of goodwill impairment	—	—	2,271	—
Subtotal	$1,719	—	$4,030	$6,900
Impairment of long-lived assets	163	—	163	—
Total	$1,882	—	$4,193	$6,900

     Effective April 30, 2004, we completed the sale of our operations in San Antonio, Texas. The purchase price was $10.5 million, resulting in a gain on sale of approximately $4.7 million,

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

or $3.1 million net of taxes ($0.14 per diluted share). Net cash received was $9.7 million after purchase price adjustments. As noted above, we sold one Questar center during the second quarter for $3.1 million in cash, resulting in a gain on sale of $682,000 ($0.03 per diluted share), which is included in discontinued operations.

Guidance

     Radiologix has assessed the radiology sector of the healthcare industry, the competitive landscape for radiology services, its operations, and its opportunities for growth.

     Radiologix believes that it can achieve diluted earnings per share from continuing operations excluding charges and a gain on sale of operations of $0.08 to $0.10 for 2004. This guidance does not reflect any impact of acquisitions or material expansion projects.

     Radiologix believes that we may see our DSOs trend upward over the next several months as a result of implementation of Medicare’s electronic data interchange (“EDI”) by certain payors, which could impact our ability to collect for our services in a timely manner.

     Radiologix currently anticipates capital expenditures for 2004 to range between $40 million and $50 million, and that approximately one-third of this amount would be funded by cash and two-thirds would be funded through our lease lines.

     As these financial measures are for an extended period of time, and because several assumptions have been made in determining this guidance, a change in the factors that affect Radiologix’s business could impact actual results.

     Forward-looking statements concerning fiscal year 2004 guidance relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. Fiscal year 2004 guidance is made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please read the “Forward-Looking Statements” section below.

GAAP and Non-GAAP Financial Information

     This release contains certain financial information not derived in accordance with GAAP, including EBITDA, EBITDA from continuing operations, and Adjusted EBITDA. Radiologix

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included in this release.

EBITDA

     EBITDA (earnings before interest, taxes, depreciation and amortization, including equity in earnings of investments and minority interests) is a non-GAAP financial measure used as an analytical indicator by Radiologix management and the healthcare industry to assess business performance. It also serves as a measure of leverage capacity and ability to service debt.

     EBITDA from continuing operations (presented in the Reconciliation of Non-GAAP Financial Information table on page 11) is a measure of leverage capacity and ability to service debt from our ongoing business.

     Adjusted EBITDA is EBITDA from continuing operations excluding charges and a gain on sale of operations. A reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure may be found on page 11. EBITDA from continuing operations and Adjusted EBITDA are presented for comparative purposes to previous periods.

     EBITDA, EBITDA from continuing operations, and Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from EBITDA, EBITDA from continuing operations, and Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

     As EBITDA, EBITDA from continuing operations, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics as presented may not be comparable to other similarly titled measures of other companies.

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Conference Call

     In connection with this earnings press release, you are invited to listen to our conference call with Stephen D. Linehan, president and C.E.O., Sami S. Abbasi, executive vice president and C.O.O., and Richard J. Sabolik, senior vice president and C.F.O., that will be broadcast live over the Internet on Thursday, August 5, 2004, at 8:00 a.m., Central Time / 9:00 a.m. Eastern Time.

     You may listen to the call via the Internet by navigating to Radiologix’s Web site (http://www.radiologix.com) and from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

     If you are unable to participate during the live Webcast, the Second Quarter 2004 Results Conference Call will be archived on Radiologix’s Web site (http://www.radiologix.com). To access the replay, from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

About Radiologix

     Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 94 diagnostic imaging centers located in 13 states as of June 30, 2004.

Forward-Looking Statements

     This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts.

     Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words, and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends.

     Although we believe that our plans and objectives reflected in, or suggested by, such forward-looking statements are reasonable, we may not achieve such plans or objectives. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

     You should read this press release completely with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

     Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	a decline in patient referrals;

•	shifts in modality mix or the volume of procedures performed;

•	the availability of technologists and other personnel;

•	severe or adverse weather condition in our markets;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

•	the loss of a high percentage of radiologists operating in our contracted radiology practices;

•	the termination of our contracts with radiology practices;

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

•	reduced operating margins due to our managed care contracts and capitated fee arrangements;

•	the availability of additional capital to fund capital expenditure requirements;

•	burdensome lawsuits against our contracted radiology practices and us;

•	any failure by us to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our substantial indebtedness, debt service requirements and liquidity constraints;

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business; and

•	risks related to our senior notes and healthcare securities generally.

     A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, and our other filings with the Securities and Exchange Commission.

     We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

     Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of August 5, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Radiologix, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Service fee revenue	$67,682	$62,041	$135,297	$123,467
Salaries and benefits	21,798	19,836	45,158	40,261
Field supplies	4,261	4,376	8,440	8,331
Field rent and lease expense	8,444	7,610	16,553	15,165
Other field expenses	11,461	10,420	22,387	20,392
Bad debt expense	5,553	5,312	11,249	10,573
Severance and other related costs	—	311	—	1,280
Corporate general and administrative	4,284	3,375	7,896	7,016
Impairment of goodwill and long-lived assets	9,154	—	12,383	—
Depreciation and amortization	6,424	6,606	13,136	13,184
Gain on sale of operations	(4,669)	—	(4,669)	—
Interest expense, net	4,307	4,494	8,691	9,134
Total costs and expenses	$71,017	$62,340	$141,224	$125,336
Equity in earnings of investments	758	1,314	1,354	2,512
Minority interests in income of consolidated subsidiaries	(189)	(331)	(444)	(530)
Income (loss) before income taxes and discontinued operations	$(2,766)	$684	$(5,017)	$113
Income tax expense (benefit)	(1,387)	273	(2,287)	45
Income (loss) from continuing operations	$(1,379)	$411	$(2,730)	$68
Discontinued Operations
Loss before income taxes from discontinued Operations	$(1,216)	$(225)	$(3,477)	$(7,337)
Income tax benefit	(486)	(90)	(1,391)	(2,935)
Loss from discontinued operations	$(730)	$(135)	$(2,086)	$(4,402)
Net income (loss)	$(2,109)	$276	$(4,816)	$(4,334)
Income (loss) per common share
Income (loss) from continuing ops. – basic	$(0.06)	$0.02	$(0.13)	$0.00
Income (loss) from discontinued ops. – basic	(0.04)	(0.01)	(0.09)	(0.20)
Net income (loss) – basic	$(0.10)	$0.01	$(0.22)	$(0.20)
Income (loss) from continuing ops. – diluted	$(0.06)	$0.02	$(0.13)	$0.00
Income (loss) from discontinued ops. – diluted	(0.04)	0.00	(0.09)	(0.20)
Net income (loss) – diluted	$(0.10)	$0.02	$(0.22)	$(0.20)
Weighted average shares outstanding
Basic	21,769,804	21,695,140	21,767,894	21,695,140
Diluted	21,769,804	23,416,435	21,767,894	21,768,428

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Radiologix, Inc.
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data)

	For the Three Months Ended		For the Three Months
	June 30,		Ended June 30,
		Percent of		Percent of
	2004	Revenue	2003	Revenue
Service fee revenue	$67,682	100.0	$62,041	100.0
Income (loss) from continuing operations	$(1,379)	(2.0)	$411	0.7
Less: Income tax exp. (benefit) from cont. ops.	(1,387)	(2.0)	273	0.4
Add: Interest expense, net	4,307	6.4	4,494	7.2
Add: Depreciation and amortization	6,424	9.5	6,606	10.6
EBITDA from continuing operations	$7,965	11.8	$11,784	19.0
Add: Severance and other related costs	—	—	311	0.5
Add: Imp. of goodwill and long-lived assets	9,154	13.5	—	—
Add: Reserve for self-reported matter	—	—	500	0.8
Add: Gain on sale of operations	(4,669)	(6.9)	—	—
EBITDA from continuing operations excluding charges and gain	$12,450	18.4	$12,595	20.3

	For the Six Months		For the Six Months
	Ended June 30,		Ended June 30,
		Percent of		Percent of
	2004	Revenue	2003	Revenue
Service fee revenue	$135,297	100.0	$123,467	100.0
Income (loss) from continuing operations	$(2,730)	(2.0)	$68	0.1
Less: Income tax expense (benefit) from cont. ops.	(2,287)	(1.7)	45	0.0
Add: Interest expense, net	8,691	6.4	9,134	7.4
Add: Depreciation and amortization	13,136	9.7	13,184	10.7
EBITDA from continuing operations	$16,810	12.4	$22,431	18.2
Add: Severance and other related costs	—	—	1,280	1.0
Add: Imp. of goodwill and long-lived assets	12,383	9.2	—	—
Add: Reserve for self-reported matter	—	—	500	0.4
Add: Gain on sale of operations	(4,669)	(3.5)	—	—
EBITDA from continuing operations excluding charges and gain	$24,524	18.1	$24,211	19.6

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Radiologix, Inc.
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Net Income (loss)	$(2,109)	$276	$(4,816)	$(4,334)
Less: Income tax benefit from discontinued ops.	486	90	1,391	2,935
Add: Loss from discontinued operations	1,216	225	3,477	7,337
Income (loss) from continuing operations	$(1,379)	$411	$(2,730)	$68
Add: Severance and other related costs, net	—	187	—	768
Add: Imp. of goodwill and long-lived assets, net	5,493	—	7,430	—
Add: Reserve for self-reported matter	—	300	—	300
Add: Gain on sale of operations, net	(3,082)	—	(3,082)	—
Income from continuing operations excluding charges and gain	$1,032	$898	$1,618	$1,136
Fully diluted shares outstanding	21,769,804	23,416,435	21,767,894	21,768,428
Income from continuing operations excluding charges and gain per share – diluted	$0.05	$0.04	$0.07	$0.05

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Radiologix, Inc. Announces Second Quarter 2004 Results
August 5, 2004

Radiologix, Inc.
Balance Sheets
(In thousands)

		Audited
	June 30, 2004	June 30, 2003
CURRENT ASSETS
Cash and cash equivalents	$47,079	$36,766
Restricted cash	4,000	—
Accounts receivable, net of allowances	60,785	58,746
Due from affiliates	2,241	4,104
Assets held for sale	1,094	251
Other current assets	7,733	7,571
Total current assets	$122,932	$107,438
Property and equipment, net	58,683	62,655
Investment in joint ventures	7,920	10,665
Goodwill	3,651	20,110
Intangible assets, net	65,685	67,917
Deferred financing cost, net	7,341	8,151
Other assets	1,663	2,200
Total assets	$267,875	$279,136
CURRENT LIABILITIES
Accounts payable and accrued expenses	$13,771	$14,598
Accrued physician retention	9,442	8,821
Accrued salaries and benefits	8,767	7,788
Current portion of long-term debt	243	261
Current portion of capital lease obligations	401	1,438
Other current liabilities	420	482
Total current liabilities	$33,044	$33,388
Deferred income taxes	328	4,260
Long-term debt, net of current portion	158,270	160,000
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	132	376
Deferred revenue	7,107	7,312
Other liabilities	266	319
Total liabilities	$211,127	$217,635
Minority interests in consolidated subsidiaries	784	817
Total stockholders’ equity	55,964	60,684
Total liabilities and stockholders’ equity	$267,875	$279,136

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